Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
EXECUTION

AMENDMENT NO. 8 TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS AMENDMENT NO. 8 TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 20, 2024, by and between Bank of America, N.A. (“Buyer”) and loanDepot BA Warehouse, LLC (“Seller”), and acknowledged and agreed to by loanDepot.com, LLC, as guarantor and pledgor (“loanDepot” and together with the Seller, each a “loanDepot Party” and collectively, the “loanDepot Parties”). This Amendment amends that certain Second Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, and acknowledged and agreed to by loanDepot, dated as of August 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).
R E C I T A L S
Buyer and loanDepot Parties have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain Eligible Participation Interests from Seller and Seller agrees to sell certain Eligible Participation Interests to Buyer under a master repurchase facility. Buyer and loanDepot Parties hereby agree that the Agreement shall be amended as more fully provided herein.
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and loanDepot Parties hereby agree as follows:
1.Amendments. Effective as of September 23, 2024 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:
(a)Section 14.11 of the Agreement is hereby amended by:
(i)deleting the notice information for Buyer in subsection (a) in its entirety and replacing it with the following:
If to Buyer:    Bank of America, N.A.
31303 Agoura Road
Mail Code: CA6-917-02-63
Westlake Village, California 91361
[***]

With copies to:

Bank of America, N.A.
620 S. Tryon Street
Mail Code: NC1-030-21-01
Charlotte, North Carolina 28255
[***]

and

Bank of America, N.A.
One Bank of America Center
150 North College Street
Mail Code: NC1-028-29-04
Charlotte, North Carolina 28255
[***]

(ii)deleting the notice information for Buyer in subsection (b) in its entirety and replacing it with the following:
If to Buyer:    [***]

(b)Section 14.17 of the Agreement is hereby amended by adding the following new paragraph at the end thereof:
For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.
(c)Exhibit A to the Agreement is hereby amended by:
(i)deleting the definitions of “Daily Simple SOFR” and “U.S. Government Securities Business Day” in their respective entireties and replacing them with the following, respectively:
Daily Simple SOFR: With respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source), plus the applicable SOFR Adjustment.
U.S. Government Securities Business Day: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which SIFMA recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(ii)adding the following definitions in their proper alphabetical order:
Committed Amount: The portion of the Aggregate Transaction Limit that is committed, as set forth in the Transactions Terms Letter.
Loan Program Authority: With respect to Agency Eligible Mortgage Loans and Government Mortgage Loans, the applicable Agency, or with respect to Closed-End Second Lien Mortgage Loans, the applicable underwriting guidelines as approved by Buyer in its sole discretion.

Uncommitted Amount: The amount of the Aggregate Transaction Limit that is uncommitted, as set forth in the Transactions Terms Letter, or such other amount as may be determined by the Buyer in its sole discretion.
(d)The Representations and Warranties Concerning Seller section of Exhibit L to the Agreement is hereby amended by deleting clause (u) thereof in its entirety and replacing it with the following:
(u)    No Sanctions. Neither any loanDepot Party nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to such loanDepot Party’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.
(e)The Representations and Warranties Concerning Underlying Assets section of Exhibit L to the Agreement is hereby amended by deleting clause (bb) thereof in its entirety and replacing it with the following:
(bb)    Appraisal. The Mortgage Loan File with respect to such Underlying Asset contains either a valuation or an appraisal of the related Mortgaged Property meeting the requirements set forth by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, unless such valuation or appraisal, as applicable, is not required by the applicable Loan Program Authority, or applicable regulatory or licensing body. Such valuation or appraisal was made and signed, prior to the approval of the application for such Underlying Asset, by a qualified appraiser (a) who, at the time of such valuation or appraisal, met the minimum qualifications of the applicable Loan Program Authority and (b) who satisfied (and which valuation or appraisal, as applicable, was conducted in accordance with) all of the applicable requirements of the Uniform Standards of Professional Appraisal Practice and all applicable federal and state laws and regulations in effect at the time of such appraisal. Such appraiser was licensed in the state where the Mortgaged Property is located, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such appraiser’s compensation was not affected by the approval or disapproval of such

Underlying Asset. If the Mortgage Loan is an Agency Eligible Mortgage Loan and is subject to a property inspection waiver, the property valuation was the subject of a duly issued appraisal waiver offer that was not more than four months old as of the date of the Mortgage Note and Mortgage.

2.Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Buyer incurred in connection with this Amendment, in accordance with Section 11.7 of the Agreement.
3.Conditions Precedent. This Amendment shall be effective as of the Amendment Effective Date, upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of the loanDepot Parties and Buyer.
4.No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.
5.Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.
6.Representations. In order to induce Buyer to execute and deliver this Amendment, loanDepot Parties hereby represent to Buyer that as of the Amendment Effective Date, after giving effect to this Amendment, (i) loanDepot Parties are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.
7.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.
8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
9.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
[signature page follows]

IN WITNESS WHEREOF, Buyer and loanDepot Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if loanDepot Parties fail to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A., as Buyer By:/s/ Adam Robitshek Name: Adam Robitshek Title: Director	LOANDEPOT BA WAREHOUSE, LLC, as Seller By:/s/David Hayes Name: David Hayes Title: President
Acknowledged and Agreed to by: LOANDEPOT.COM, LLC, as loanDepot By:/s/David Hayes Name: David Hayes Title: CFO

Signature Page to Amendment No. 8 to Second A&R MRA (BANA/loanDepot)